Exhibit 32.2

Certification Pursuant To

18 U.S.C. Section 1350,

As Adopted Pursuant To

Section 906 Of The Sarbanes-Oxley Act Of 2002

In connection with the Quarterly Report of China Yida Holding, Co. (the "Company") on Form 10-Q for the quarter ended June 30, 2015 as filed with the Securities and Exchange Commission (the "Report"), I, Yongxi Lin, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition of the Company as of the dates presented and the results of operations of the Company.

/s/ Yongxi Lin
Yongxi Lin
Chief Financial Officer (Principal Financial and Accounting Officer)

Dated: August 13, 2015

The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of a separate disclosure document.